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                               EMPLOYMENT AGREEMENT

SBS TECHNOLOGIES, INC. ("Company") and JAMES E. DIXON, JR. ("Employee") agree:


1. EMPLOYMENT. Company employs Employee for the period beginning on the date of this Employment Agreement and ending upon discharge or resignation of Employee (the "Employment Period"). During the Employment Period, Employee will serve in the capacities determined by the Company. Employee will devote sufficient time and energies to the business of Company to accomplish the duties assigned, will perform to the best of Employee's ability all duties assigned to Employee by Company and will devote Employee's best efforts to advance the interests of Company. Employee will have the power and authority determined by Company.

2. REIMBURSEMENT OF EXPENSES. Company recognizes that Employee in performing Employee's duties hereunder, may be required to spend sums of money in connection with those duties for the benefit of Company. Employee may present to Company an itemized voucher listing expenses paid by Employee in the performance of Employee's duties on behalf of Company, and on presentation of such itemized voucher, Company will reimburse Employee for all reasonable expenses itemized thereon, including, but not limited to, travel, meals, lodging, entertainment, and promotion with respect to all activities approved in advance by the Company. Employee may receive advances from Company for anticipated expenses. Employee agrees that the amount by which an advance exceeds actual expenses ("Amount") will be promptly refunded to Company upon determination by Company that it is due, that the Amount may be deducted from any payments of any nature (including without limitation salary) owed by Company to employee, and that the Amount will constitute a debt from Employee to Company, enforceable by Company in all respects as if Employee had executed a promissory note or other instrument acknowledging the debt, bearing interest at a rate of 10% per year from the date repayment is due and payable in full on demand without set-off or deduction.

3. SICK LEAVE AND DISABILITY. Employee will be entitled to sick leave for the number of days determined by Company ("Sick Leave"). Employee will be considered to be disabled during any period in excess of Sick Leave during which Employee is unable to work because of illness or incapacity ("Disability Period"). Employee will be entitled to receive Employee's full salary during Sick Leave and will be deemed to be on leave, without pay, during the Disability Period. If Employee is unable to work for a period in excess of 180 days, the Employee, at the discretion of the Board of Directors of Company, will be considered to have resigned. In no event will Employee be entitled to payment or other compensation for unused Sick Leave or Disability Period, unless required by law or otherwise provided in a policy or employment manual adopted by the Board of Directors of Company.

4. RESTRICTIONS. Employee may not during the Employment Period, directly or indirectly, own, manage, operate, invest in, control, be employed by, participate in, be a financial sponsor of, or be connected in any manner with the ownership, management, operation or control of any business which competes with a business conducted by Company at any time during the Employment Period or a business which Employee knows, during the Employment Period, that Company intends to conduct. The ownership restriction applies, however, only in the Employee owns a beneficial interest of 5% or more the capital or profits of the business.




EMPLOYMENT AGREEMENT - PAGE 1



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5.   RESIGNATION AND DISCHARGE.  Employee may resign by giving two weeks'
     written notice to Company before resigning. Employee's death will constitute a resignation. Company may discharge Employee without cause upon two weeks' notice. If the Employment Period is terminated by resignation or discharge without cause, Employee will be paid Employee's salary on a pro-rata basis through the effective date of resignation or discharge ("Effective Date"), and if requested by Company, employee will continue to render Employee's services through the Effective Date. If Employee refuses, upon Company's requests, or fails to render services competently and in good faith to the Company's benefit through the Effective Date, Company may deem the Effective Date to be the date of refusal or failure, as the case may be. If during the Employment Period, Employee violates any provision or restriction or fails to perform any obligation contained in this Employment Agreement or in any Company policy or Company employment manual or practice, or, unless otherwise provided by Company policy or Company employment manual, (a) is reasonably believed by Company (i) to have failed to comply with any employment or nondiscrimination or similar law, regulation or policy,
     (ii) to abuse, as determined by the Company, alcohol or to use drugs, (other than as prescribed by Employee's physician), or (b) refuses to submit to testing for alcohol or drugs, or (c) is reasonably believed by Company to have committed or is charged with any felony or misdemeanor (except minor traffic violations and similar offenses), Company may immediately discharge Employee without liability for salary after the date of the discharge and without any other liability to Employee. In no event Employee be entitled, upon resignation or discharge with or without cause, to payment for sick leave or similar benefits of any kind unless required by law or otherwise provided in a policy or employment manual adopted by the Board of Directors of Company.

6. CONFIDENTIAL INFORMATION. Employee acknowledges and recognizes that Employee is, or will be employed by Company in a confidential relationship and may receive and have access to the confidential business information; customer names, contracts and other customer data, business methods, techniques and trade secrets of Company ("Confidential Information"). Employee may develop ideas, conceptions, inventions, processes, methods, products and improvements; and Employee may receive disclosures of ideas, conceptions, inventions, processes, methods, products and improvements made by other employees of Company ("Company Inventions"). Employee may participate with Company in improving and developing Confidential Information and Company Inventions. Confidential Information and Company Inventions developed on behalf of Company are neither commonly known nor readily accessible to others and are used by Company in its business to obtain a competitive advantage over Company's competitors who do not know or use the Confidential Information or Company Inventions. Protection of the Confidential Information and Company Inventions against unauthorized disclosure and use is of critical importance to Company in maintaining its competitive position. Employee agrees that Employee will not, at any time, during or after the Employment Period, make any independent use of, or disclose to any other person or organization, except as authorized by Company in writing, any Confidential Information or Company Inventions. Upon termination of the Employment Period for any reason, Employee shall promptly deliver to Company all drawings, manuals, letters, notes, notebooks, reports, customer lists, customer data, mailing lists, and all other materials and records of any kind, and all copies thereof, that may be in the possession of, or under the control of, Employee's pertaining to Company's business including any that contain any Confidential Information or Company Inventions.

7. PERSONNEL POLICIES. Company's personnel policies apply to all Company's employee's including Employee and describe additional terms and conditions of employment of Employee. Those terms and conditions, as they may be revised from time to time by Company, are incorporated by reference into this Employment Agreement. Company reserves the right to revise the personnel


EMPLOYMENT AGREEMENT - Page 2





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     policies from time to time, as Company deems necessary. If any personnel policy provision conflicts with a provision of this Employment Agreement, the terms of this Employment Agreement shall govern.

8. ALCOHOL AND DRUG TESTING. Employee agrees to comply with and submit to any Company program or policy for testing for alcohol abuse or use of drugs.

9. BINDING EFFECT. This Employment Agreement constitutes the entire understanding of all parties, may be modified only in writing, is governed by laws of New Mexico, and will bind and inure to the benefit of Employee and Employee's personal representative and Company and Company's successors and assigns.


                    DATED: August 8, 1995


                                            COMPANY:

                                            SBS TECHNOLOGIES, INC.



                                            BY: /s/ Christopher J. Amenson
                                               ----------------------------
                                               Christopher J. Amenson, President



                                            EMPLOYEE:


                                            /s/ James E. Dixon, Jr.
                                            -------------------------------
                                            James E. Dixon, Jr.











EMPLOYMENT AGREEMENT - Page 3